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                                                                     EXHIBIT 5.1
                            GRAYDON, HEAD & RITCHEY
                            1900 FIFTH THIRD CENTER
                             CINCINNATI, OHIO 45202

                                February 3, 1998

Jacor Communications, Inc.
50 East RiverCenter Boulevard
12th Floor
Covington, KY 41011

    Re: Registration on Abbreviated Registration Statement on Form S-3 of 845,586 Shares of Common Stock of Jacor Communications, Inc., relating to Registration Statement No. 333-40127.

Ladies and Gentlemen:

    We have acted as counsel to Jacor Communications, Inc., a Delaware corporation ("Jacor"), Jacor Communications Company, a Florida corporation and wholly-owned subsidiary of Jacor ("JCC"), and certain Jacor and JCC direct and indirect subsidiaries (the "Subsidiaries"), in connection with the authorization of the possible issuance and sale by Jacor of an additional 845,586 shares of Jacor's common stock, par value $.01 per share (the "Jacor Shares") as contemplated by Jacor's, JCC's and the Subsidiaries' Abbreviated Registration Statement on Form S-3 and any amendments thereto filed with the Securities and Exchange Commission (the "Registration Statement"). Except as otherwise defined herein, capitalized terms that are defined in the Registration Statement are used herein as so defined.

    As counsel for Jacor we have made such legal and factual examinations and inquiries as we deem advisable for the purpose of rendering this opinion. In addition, we have examined such documents and materials, including Jacor's Certificate of Incorporation, as amended, Jacor's By-Laws, as amended, and other corporate records of Jacor, as we have deemed necessary for the purpose of this opinion.

    On the basis of the foregoing, we express the opinion that the Jacor Shares have been duly authorized for issuance and sale as contemplated by the Registration Statement, are free of preemptive rights and, when issued and delivered by Jacor as contemplated by the Registration Statement against payment of the consideration set forth therein, will be validly issued, fully paid and non-assessable.

    We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and amendments thereto (which incorporates by reference the previously effective registration statement on Form S-3 (File No. 333-40127)) and to the reference to us in the Prospectus under the caption "Validity of Securities" and in the Prospectus Supplement under the caption "Legal Matters."

                                          Very truly yours,
                                          GRAYDON, HEAD & RITCHEY

                                          By: /s/ Richard G. Schmalzl
                                             -----------------------------------
                                             Richard G. Schmalzl